UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 10, 2017

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-35737 (Commission File Number)	94-3306718 (IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

On October 10, 2017, Northwest Biotherapeutics, Inc. (the “Company”) entered into an agreement to lease to Commodities Centre, a commodity storage and distribution firm domiciled in the U.K., an existing approximately 275,000 square foot warehouse building on the Company’s property in Sawston, U.K. The term of the lease will be five years, with the potential for the tenant to discontinue at three years and five months. The tenant will undertake at least £850,000 (approximately $1,126,000) of repairs and improvements to the building in return for five and a half months of free rent (which began upon execution of the lease and ends on March 24, 2018). Thereafter, the tenant will pay rent at an annualized rate of £757,896 (approximately $1,004,057) for the first year, and thereafter rent at an annualized rate of £1,092,143 (approximately $1,446,865) for each year or partial year for the rest of the lease term, plus VAT. The tenant will also pay a proportional share of the common costs and the insurance costs for the overall site. The tenant will pay for its own utilities and other costs for use of the warehouse.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: October 16, 2017	By: /s/ Les Goldman
Name: Les Goldman Title: Senior Vice President